Exhibit 99.1

WiSA Technologies Pre-Announces Q3 2024 Sequential Revenue Growth of
Over 200% as WiSA E IP Licensee Begins Product Shipments

- Preliminary Q3 2024 revenue is estimated at $1.0 million to $1.2 million, up from $0.3 million in Q2 2024 -

BEAVERTON, Ore., October 16, 2024 – WiSA Technologies, Inc. (NASDAQ: WISA) (the “Company” or “WiSA”), a leading provider of immersive, wireless sound technology for intelligent devices and next-generation home entertainment systems, today reported preliminary Q3 2024 revenue of $1.0 million to $1.2 million, driven by sales of its WiSA multichannel wireless audio technology.

“In Q3 2024, we expect WiSA to deliver over 200% sequential revenue growth, driven by both WiSA HT and our new WiSA E IP being in production with a multi-national licensee,” said Brett Moyer, CEO of WiSA Technologies. “This specific licensee, which is one of the five current WiSA E licensees signed to date, has integrated our WiSA E software into their source device and our WiSA E module in their speakers. Activation of the WiSA E transmit functionality triggers royalty payments back and generates additional revenue from the sale of WiSA E-enabled receiver modules using a Realtek Wi-Fi chip. We expect to build momentum with continued shipments to this customer with additional deployments anticipated in 2025.”

“To date, we’ve secured five WiSA E licensing agreements, with a goal of reaching eight by the end of 2024. WiSA has effectively licensed a significant portion of Android-based HDTVs and is actively building an ecosystem of WiSA E-enabled speaker systems. We’re well-positioned to penetrate multiple end markets through top-tier licensing partners, leading the industry by expanding premium audio experiences and fostering a connected ecosystem that enhances the way users enjoy sound across devices,” added Moyer.

Q3 2024 Results and Investor Conference Call

The Company plans to file its Form 10-Q for the third quarter ended September 30, 2024, on November 14, 2024, and will host an investor conference call the following morning.

The estimated revenue information in this press release is preliminary and subject to completion. Such preliminary financial information is the responsibility of management and has been prepared in good faith on a consistent basis with prior periods. However, the Company has not completed its financial closing procedures for the period ended September 30, 2024 and, as such, the preliminary financial information contained herein constitutes forward-looking statements subject to the risks and uncertainties set forth below. Actual results could be materially different from this preliminary financial information. As a result, prospective investors should exercise caution in relying on this information and should not draw any inferences from this information regarding the Company's financial information that is not provided. This preliminary financial information should not be viewed as a substitute for full financial statements prepared in accordance with United States generally accepted accounting principles.

About WiSA Technologies, Inc.

WiSA is a leading provider of immersive, wireless sound technology for intelligent devices and next-generation home entertainment systems. Working with leading CE brands and manufacturers such as Harman International, a division of Samsung; LG; Hisense; TCL; Bang & Olufsen; Platin Audio; and others, the company delivers immersive wireless sound experiences for high-definition content, including movies and video, music, sports, gaming/esports, and more. WiSA Technologies, Inc. is a founding member of WiSA™ (the Wireless Speaker and Audio Association) whose mission is to define wireless audio interoperability standards as well as work with leading consumer electronics companies, technology providers, retailers, and ecosystem partners to evangelize and market spatial audio technologies driven by WiSA Technologies, Inc. The company is headquartered in Beaverton, OR with sales teams in Taiwan, China, Japan, Korea, and California.

Safe Harbor Statement

This press release contains forward-looking statements, which are not historical facts, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Our actual results, performance or achievements may differ materially from those expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “likely,” “will,” “would” and variations of these terms and similar expressions, or the negative of these terms or similar expressions. Such forward-looking statements, including the estimated revenue for the third fiscal quarter of 2024, the estimated growth in revenue, and the intention to capitalize on additional revenue, licensing and business opportunities are necessarily based upon estimates and assumptions that, while considered reasonable by us and our management, are inherently uncertain. As a result, readers are cautioned not to place undue reliance on these forward-looking statements. Actual results may differ materially from those indicated by these forward-looking statements as a result of risks and uncertainties, including but not limited to, the continued and successful growth of our business, our ability to capitalize on additional business opportunities; risks related to our current liquidity position and the need to obtain additional financing to support ongoing operations, our ability to continue as a going concern, our ability to maintain the listing of our common stock on Nasdaq and other drivers, our ability to predict the timing of design wins entering production and the potential future revenue associated with design wins, the ability to predict customer demand for existing and future products and to secure adequate manufacturing capacity, consumer demand conditions affecting customers’ end markets, the ability to hire, retain and motivate employees, the effects of competition, including price competition, technological, regulatory and legal developments, and developments in the economy and financial markets and other risks identified from time to time in the Company’s Securities and Exchange Commission (“SEC”) reports, including the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other reports filed with the SEC. The Company does not undertake or accept any obligation or undertaking to publicly release any updates or revisions to any forward-looking statements to reflect any changes in its expectations or any change in events, conditions or circumstances on which any such statement is based.

Contacts

David Barnard, LHA Investor Relations, 415-433-3777, wisa@lhai.com